                              AMENDED AND RESTATED
                     SECURED REVOLVING CREDIT LOAN AGREEMENT

                                 BY AND BETWEEN

                        REMINGTON OIL AND GAS CORPORATION

                                   AS BORROWER

                                       AND

                              COMERICA BANK - TEXAS

                                    AS LENDER

                                   $50,000,000

                               SEPTEMBER 30, 1998

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE I             CERTAIN DEFINITIONS; USAGE.........................................1
         1.1          Definitions........................................................1
         1.2          Usage..............................................................1

ARTICLE II            REVOLVING CREDIT LOAN..............................................2
         2.1          Revolving Loan Commitment..........................................2
         2.2          Borrowing Base Considerations......................................2
         2.3          Manner of Borrowing................................................4
         2.4          Use of Proceeds....................................................4
         2.5          Commitment Fee.....................................................4
         2.6          Termination or Reduction of Commitment.............................5
         2.7          Letter of Credit Facility..........................................5

ARTICLE III           THE NOTE AND NOTE PAYMENTS.........................................5
         3.1          Revolving Credit Note..............................................5
         3.2          Payment of Principal of the Note...................................6
         3.3          Payment of Interest on the Note....................................6
         3.4          Payments on the Note..............................................10
         3.5          Prepayments.......................................................11

ARTICLE IV            SECURITY..........................................................11
         4.1          Liens and Security Interest.......................................11
         4.2          Collateral Account................................................11
         4.3          Bank Offset.......................................................13
         4.4          Agreement to Deliver Additional Collateral Documents..............13

ARTICLE V             CONDITIONS PRECEDENT TO LENDING...................................14
         5.1          Initial Advances..................................................14
         5.2          All Advances......................................................16

ARTICLE VI            REPRESENTATIONS AND WARRANTIES....................................16
         6.1          Organization and Good Standing....................................16
         6.2          Authorization and Power...........................................17
         6.3          No Conflicts or Consents..........................................17
         6.4          Enforceable Obligations...........................................17
         6.5          Priority of Liens.................................................17
         6.6          No Liens..........................................................17
         6.7          Financial Condition...............................................18

         6.8          Full Disclosure...................................................18
         6.9          No Default........................................................18
         6.10         Material Agreements ..............................................18
         6.11         No Litigation.....................................................18
         6.12         Leases............................................................19
         6.13         Estimated Oil and Gas Reserves....................................19
         6.14         Working Interest..................................................19
         6.15         Net Revenue Interest..............................................19
         6.16         Burdensome Contracts .............................................19
         6.17         Regulatory Defects................................................20
         6.18         Agreements Affecting Mineral Interests............................20
         6.19         Use of Proceeds...................................................20
         6.20         Taxes.............................................................20
         6.21         Principal Office..................................................20
         6.22         ERISA.............................................................20
         6.23         Compliance with Law...............................................21
         6.24         Government Regulation.............................................21
         6.25         No Subsidiaries...................................................22
         6.26         Hazardous Substances..............................................22

ARTICLE VII           AFFIRMATIVE COVENANTS.............................................22
         7.1          Financial Statements, Reports and Documents.......................22
         7.2          Payment of Taxes and Other Indebtedness...........................25
         7.3          Maintenance of Existence and Rights; Conduct of Business..........25
         7.4          Notice of Default.................................................25
         7.5          Other Notices.....................................................26
         7.6          Compliance with Loan Documents....................................26
         7.7          Compliance with Material Agreements...............................26
         7.8          Operations and Properties.........................................26
         7.9          Books and Records; Access.........................................26
         7.10         Compliance with Law...............................................27
         7.11         Leases............................................................27
         7.12         Insurance.........................................................27
         7.13         Development and Maintenance.......................................27
         7.14         Authorizations and Approvals......................................27
         7.15         Maintenance of Liens..............................................28
         7.16         Experienced Management............................................28
         7.17         Further Assurances................................................28
         7.18         ERISA.............................................................28

ARTICLE VII           NEGATIVE COVENANTS................................................30
         8.1          Mergers and Acquisitions..........................................30
         8.2          Limitation on Indebtedness........................................30

         8.3          Negative Pledge...................................................31
         8.4          Alteration of Material Agreements.................................31
         8.5          Certain Transactions..............................................31
         8.6          Limitation on Sale of Properties..................................31
         8.7          Fiscal Year and Accounting Method.................................31
         8.8          Working Capital...................................................31
         8.9          Operating Agreements..............................................32
         8.10         Budensome Contracts...............................................32
         8.11         Minimum Tangible Net Worth........................................32
         8.12         Marketing Contracts...............................................32
         8.13         ERISA.............................................................32

ARTICLE IX            EVENTS OF DEFAULT.................................................32
         9.1          Events of Default.................................................32
         9.2          Remedies Upon Event of Default....................................35
         9.3          Performance by Bank...............................................35

ARTICLE X             MISCELLANEOUS.....................................................35
         10.1         Waiver............................................................35
         10.2         Payment of Expenses; Indemnity....................................36
         10.3         Notices...........................................................37
         10.4         Governing Law.....................................................38
         10.5         Invalid Provisions................................................39
         10.6         Interest Rate.....................................................39
         10.7         Parties Bound; Assignment.........................................39
         10.8         Headings..........................................................40
         10.9         Survival..........................................................41
         10.10        Multiple Counterparts.............................................41
         10.11        Governmental Regulation...........................................41
         10.12        Entirety and Amendments...........................................41

Exhibit A             CERTAIN DEFINITIONS
Exhibit B             PERMITTED LIENS
Exhibit 2.3           NOTICE OF BORROWING
Exhibit 3.1           REVOLVING CREDIT NOTE
Exhibit 4.1           LIST OF MORTGAGED PROPERTIES
Exhibit 5.1(c)        OPINION OF BORROWER'S COUNSEL
Exhibit 5.1(d)        TITLE OPINION REQUIREMENTS
Exhibit 6.11          PENDING ACTIONS
Exhibit 6.22          BORROWER PENSION PLANS
Exhibit 6.25          SUBSIDIARIES
Exhibit 7.1(e)        FORM OF COMPLIANCE CERTIFICATE

                              AMENDED AND RESTATED
                   SECURED AND REVOLVING CREDIT LOAN AGREEMENT


         THIS AMENDED AND RESTATED SECURED REVOLVING CREDIT LOAN AGREEMENT is entered into September 30, 1998 by and between REMINGTON OIL AND GAS CORPORATION, a Delaware corporation formerly known as Box Energy Corporation ("Borrower") and COMERICA BANK-TEXAS, a state banking association ("Bank").

                                   WITNESSETH

         WHEREAS, Borrower and Bank entered into that certain Secured and Revolving Credit Loan Agreement dated as of May 13, 1994, as amended (the "Prior Agreement") pursuant to which Bank provided certain financial accomodations to Borrower;

         WHEREAS, Borrower has requested that Bank increase and extend the loans made pursuant to the Prior Agreement; and

         WHEREAS, Bank is willing to accede to such request upon the terms and subject to the conditions set forth in this Loan Agreement which shall amend and restate in its entirety the Prior Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration the parties hereto do hereby agree as follows:

                                    ARTICLE I
                           CERTAIN DEFINITIONS; USAGE

         1.1 DEFINITIONS. Capitalized terms used in this Loan Agreement and not otherwise defined herein shall have the meanings given to them in Exhibit A to this Loan Agreement.

         1.2      USAGE.

                  (a) Whenever the singular number is used, the same shall include the plural where appropriate, and vice versa;

                  (b) "writing," "printing" and words of like import include all means of reproducing words in a tangible and permanent form;

                  (c) "tax" and "taxes" mean all imposts, deductions, charges and withholdings whatsoever charged or collected by any taxing authority together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof; and

                  (d) "Article," "Section" and "subsection", and "Exhibit" refer to Articles, Sections and subsections of, and Exhibits to, this Loan Agreement.

                                   ARTICLE II
                              REVOLVING CREDIT LOAN


         2.1      REVOLVING LOAN COMMITMENT.

                  Subject to and upon the terms and conditions herein set forth, Bank agrees to lend funds to Borrower and to issue Letters of Credit for the account of Borrower at any time and from time to time during the Availability Period (each advance made by Bank hereunder called an "Advance", and the aggregate balance of Advances made by Bank hereunder, less repayments of principal, are herein collectively called the "Revolving Credit Loan"), provided that the sum of the aggregate Revolving Credit Loans and Letter of Credit Exposure outstanding at any time shall not exceed the lesser of (i) $50,000,000 or (ii) the Borrowing Base from time to time in effect (such lesser amount being the "Commitment"). Subject to the foregoing limitations and the requirements set forth in Section 2.4 hereof, Borrower may borrow, repay without penalty or premium (other than required in certain events by Section 3.3(h) and reborrow hereunder, during the Availability Period.

         2.2      BORROWING BASE CONSIDERATIONS.

                  (a)      Initial Borrowing Base.

                           Commencing on the date hereof the Borrowing Base
shall be $15,000,000.00 until redetermined in accordance with this Section 2.2; provided, however, if the Merger occurs on or prior to December 31, 1998 and if, as a result of the Merger, no more than an aggregate $10,000,000 in face amount of the Subordinated Indebtedness is tendered by the holders thereof for payment within the time alloted therefor in the Indenture governing such Subordinated Indebtedness, then, as of the Business Day next succeeding the last Business Day on which such Indebtedness may be tendered for payment as a result of the Merger, the Borrowing Base shall automatically increase to $20,000,000; provided, further, that the Borrowing Base will automatically and without any action by Bank decline by $1,250,000 ($1,667,667 if the Borrowing Base on March 30, 1999 is $20,000,000) on the first day of each and every month commencing April 1, 1999 unless such reduction schedule is revised by Bank pursuant to
Section 2.2(b). Such automatic reductions in the Borrowing Base may require payments by Borrower pursuant to Section 2.2(d).

                  (b)      Subsequent Determination of Borrowing Base.

                           The Borrowing Base, and the amount of the automatic,
monthly reductions in the Borrowing Base, shall be redetermined as of each March 30 and September 30 during the Availability Period (the "Determination Date"). Borrower shall deliver to Bank on or before each January 31 and July 31, (i) such information, reports and other data pertaining to the reserves attributable to the Mortgaged Properties, in form and substance acceptable to Bank and as Bank shall reasonably require, which information, reports and other data shall evaluate (A) the reserves attributable to the Mortgaged Properties, and (B) the reserves attributable to such other Mineral Interests as Borrower desires to be considered for Borrowing Base purposes (such evaluation shall include, without limitation, a description of reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and a statement of the assumptions upon which such determinations were made)(provided that the information delivered to Bank on January 31 of each year shall include a reserve report on the Mortgaged Properties from a firm of independent petroleum engineers acceptable to Bank prepared in accordance with customary standards and procedures of the petroleum industry), (ii) title opinions, satisfactory to Bank for those additional Mineral Interests referred to in (B) above, and (iii) executed mortgage instruments, satisfactory in form and substance to Bank and its counsel, mortgaging such additional Mineral Interests to Bank. Within forty-five (45) days after the receipt of such reports Bank shall determine the Borrowing Base for the Determination Date and the amount of the automatic monthly reductions and give written notice thereof to Borrower. Bank's determination of the Borrowing Base and the amount of the automatic monthly reductions shall be in Bank's sole discretion, according to its customary engineering practices, based on Bank's independent appraisal of the loan value of proved, developed, producing oil and gas properties comprising the Mortgaged Properties taking into account, among other things, Borrower's contingent liabilities arising in connection with any pending litigation.

                  (c)      Special Determination of Borrowing Base.

                           In addition to the determinations of the Borrowing
Base required pursuant to Section 2.2(b) hereof, special determinations thereof may be made at the option of Bank if it in good faith believes that events have occurred and conditions exist that could decrease the then current Borrowing Base, and may at any time be requested by Borrower if it, in good faith, (i) believes that events have occurred or conditions exist that could increase the then current Borrowing Base or (ii) desires to mortgage additional Mineral Interests to increase the Borrowing Base. Upon any special determination of the Borrowing Base, if requested by Bank, Borrower shall submit both (i) a current report of a firm of independent petroleum engineers acceptable to Bank, prepared in accordance with customary standards and procedures of the petroleum industry which report shall (A) evaluate the Mineral Interests subject to such special redetermination (in the same manner as provided in Section 2.2(b)) and (B) be dated within sixty (60) days of such requested special redetermination, and,
(ii) title opinions, acceptable to Bank, for those additional Mineral Interests which Borrower desires to be considered within the Borrowing Base. Adjustments to the Borrowing Base based upon the addition of Mineral Interests shall not be effective prior to the date of filing and recording of such Collateral Documents as required by Bank.

                  (d)      Borrowing Base Deficiency.

                           If at any time the sum of the principal outstanding
as a Revolving Credit Loan plus the Letter of Credit Exposure exceeds the then effective Borrowing Base, Borrower shall, within ten (10) days after receipt by Borrower of demand from Bank, pay to Bank the sum equal to the amount of such excess so that the sum of the principal outstanding as a Revolving Credit Loan plus the Letter of Credit Exposure after such payment is not in excess of the then effective Borrowing Base.

         2.3      MANNER OF BORROWING.

                  The amount and date of each Advance shall be designated by the Borrower's execution of a Notice of Borrowing to be received by Bank, with respect to Contract Rate Loans, not later than 10:00 a.m. Dallas time one (1) Business Day prior to, and, with respect to LIBOR Rate Loans, not later than 10:00 a.m. Dallas time three (3) Business Days prior to, the date of such requested Advance (which Notice of Borrowing shall be sent as provided in Section 10.3 hereof, and shall be irrevocable and effective upon receipt by
Bank), except the initial Advance. Each such notice shall be deemed to constitute a representation and warranty by Borrower that the representations and warranties set forth in Article VI hereof are true and correct on and as of the date of such notice, with the same force and effect as if made on and as of such date, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing at such date. Each Advance requested to be made by Bank hereunder shall be in the aggregate principal amount of $100,000.00 or any higher integral multiple thereof, except that any requested Advance which would exhaust the Commitment may be made in an amount of the unused portion of the Commitment.

         2.4      USE OF PROCEEDS.

                  The proceeds of the Revolving Credit Loan shall be used for Borrower's working capital and general corporate purposes; provided, however, every dollar advanced in excess of an aggregate $15,000,000 outstanding shall be used only for the acquisition of producing Mineral Interests.

         2.5      COMMITMENT FEE.

         During the Availability Period, Borrower shall pay to the Bank a commitment fee determined at the rate of three-eighths percent (.375%) per annum (computed on the basis of the actual number of days elapsed in a year consisting of 365 or, if appropriate, 366 days), on the average daily unused portion of the Commitment (the Letter of Credit Exposure shall be considered a used portion of the Commitment). Such commitment fee shall accrue from and after the first day of the Availability Period and shall be payable in quarterly installments on the last Business Day of each December, March, June and September during the term hereof, commencing December 31, 1998, and on the Commitment Termination Date. Borrower and Bank acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Bank for committing to make funds available to Borrower as described herein and for no other purpose.

         2.6      TERMINATION OR REDUCTION OF COMMITMENT.

                  Borrower shall have the right, at any time and from time to time, upon not less than five (5) Business Days' prior written notice to Bank (which notice shall be irrevocable and effective upon receipt), to terminate or permanently reduce (in whole or in part) the unborrowed portions of the Commitment; provided that each partial reduction of the Commitment shall be in the aggregate of at least $100,000; and provided further, that any such reduction shall be accompanied by the payment in full of any commitment fee then accrued on the amount of such reduction.

         2.7      LETTER OF CREDIT FACILITY.

                  Bank will, from time to time, upon request by Borrower, issue Letters of Credit provided that (i) Letter of Credit Exposure at the time (including the amount of the requested Letter of Credit) does not exceed $1,000,000, (ii) Borrower would be entitled to an Advance under Section 2.1 in the amount of the requested Letter of Credit, (iii) any Letter of Credit issued hereunder shall have an expiration date no later than one year from issuance and on or earlier than ten (10) calendar days prior to the Commitment Termination Date and (iv) Borrower pays an issuance fee of the greater of (a) one percent of the face amount of the requested Letter of Credit or (b) $500 and such other clerical fees as Bank customarily charges to its customers for issuance of a letter of credit. Borrower shall execute and deliver Bank's customary Letter of Credit application for each Letter of Credit, and each Letter of Credit shall be issued in form satisfactory to Bank. If any Letter of Credit is presented for payment by the beneficiary thereof, Bank shall be entitled to cause an Advance as a Revolving Credit Loan to be made to reimburse Bank for the payment under such Letter of Credit, whether or not Borrower would be entitled to an Advance for such amount pursuant to Section 2.1.

                                   ARTICLE III
                           THE NOTE AND NOTE PAYMENTS

         3.1      REVOLVING CREDIT NOTE.

                  The Revolving Credit Loan made by Bank hereunder shall be evidenced by a Revolving Credit Note (the "Note") of Borrower, which shall (a) be dated the date hereof, (b) be in the amount of $50,000,000.00, (c) be payable to the order of Bank at its principal office as provided in Sections 3.2 and 3.4, (d) bear interest in accordance with Section 3.3 hereof, and (e) be in the form of Exhibit 3.1 attached hereto with blanks appropriately completed in conformity herewith.

         3.2      PAYMENT OF PRINCIPAL OF THE NOTE.

                  Borrower shall pay the unpaid principal balance of the Revolving Credit Loan on the Commitment Termination Date and shall make such other principal payments as may be required by Section 2.2(d).

         3.3      PAYMENT OF INTEREST ON THE NOTE.

                  (a) Contract Rate. The unpaid principal balance of the Note outstanding from time to time shall bear interest at a fluctuating rate per annum from day to day equal to the lesser of (i) the Maximum Rate or (ii) the Contract Rate (subject to the provisions of Section 3.3(b) below).

                  (b) LIBOR Option. The Interest Option shall be exercisable by Borrower, only in the manner provided below and subject to the conditions and limitations set forth herein, to designate a portion of the unpaid principal balance of the Note as a LIBOR Rate Loan:

                           (i)      On the date hereof, Borrower shall give Bank
written notice (an "Interest Notice") specifying the initial Interest Option(s) and the respective initial amounts of the Contract Rate Loan and the LIBOR Rate Loan or LIBOR Rate Loans designated by Borrower; provided, no LIBOR Rate Loan designated by Borrower for any Interest Period shall be less than $500,000.00. If the required Interest Notice shall not have been timely received by Bank or fails to designate all or a portion of the unpaid principal amount hereof as either a Contract Rate Loan or a LIBOR Rate Loan in accordance with the terms and provisions of this Agreement, Borrower shall be deemed conclusively to have designated such amounts to be a Contract Rate Loan and to have given Bank notice of such designation.

                           (ii) By 10:00 a.m. Dallas time on the date at least
three (3) Business Days prior to the termination of any Interest Period for a LIBOR Rate Loan, Borrower shall give Bank an Interest Notice specifying the Interest Option which is to be applicable to such LIBOR Rate Loan upon the expiration of such Interest Period. If the required Interest Notice shall not have been received by Bank by the time specified in the immediately preceding sentence, Borrower shall be deemed conclusively to have continued such LIBOR Rate Loan for a comparable Interest Period immediately upon the expiration of such Interest Period and to have given Bank notice of such continuation.

                           (iii) Borrower shall have the right, exercisable on
any Business Day, to convert an eligible portion of the Contract Rate Loan to a LIBOR Rate Loan by giving Bank an Interest Notice of such designation at least three (3) Business Days prior to the effective date of such exercise; provided, however, the minimum amount of any LIBOR Rate Loan shall be $500,000. Additionally, upon termination of any Interest Period, Borrower shall have the right to convert all or a portion of such principal amount from a LIBOR Rate Loan to a Contract Rate

Loan by giving Bank an Interest Notice of such election at least three (3) Business Days prior to the effective date of such exercise.

                           (iv)     Borrower may not exercise an Interest Option
if the last day of the Interest Period for such LIBOR Rate Loan would be after the Commitment Termination Date.

                           (v)      Notwithstanding any provision to the
contrary contained herein, there shall not exist or be outstanding at any time more than four LIBOR Tranches. For purposes of this Section 3.3(b)(v), LIBOR Tranches having different Interest Periods, regardless of whether such LIBOR Rate Loans commence on the same date, shall be considered separate LIBOR Tranches.

                  (c)      Limitation on Fluctuating Rate.

                           Notwithstanding the foregoing, if at any time the
Applicable Rate on a given Type of Loan exceeds the Maximum Rate, and, therefore, the rate of interest on such Loan is limited to the Maximum Rate, then any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on such Loan below the Maximum Rate until the total amount of interest accrued on such Loan equals the amount of interest which would have accrued thereon if the Applicable Rate had at all times been in effect.

                  (d)      Change in Rate; Past Due Amounts; Calculations of
Interest.

                           Each change in the Contract Rate under the Note shall
become effective without prior written notice to Borrower automatically as of the opening of business of Bank on the date of each change in the Base Rate. Interest shall be calculated on the bases of actual days elapsed in a year consisting of 365 or, if appropriate, 366 days. If any principal of, or interest on, the Note is not paid when due, then (in lieu of the interest rate provided in Section 3.3(a)(i) above) such past due principal and interest on the Note shall bear interest at a rate equal to the Default Rate.

                  (e)      Interest Payment Dates.

                           Interest on the Note shall be due and payable monthly
as it accrues, on the last Business Day of each calendar month during the term of the Note, and on the date the Availability Period terminates; provided, however, with respect to any LIBOR Rate Loan, interest shall be payable on the last day of the applicable Interest Period unless such Interest Period is longer than three months in which case interest shall be payable on each day which is three months or a whole multiple thereof after the first day of such Interest Period and on the last day of such Interest Period.

                  (f) Illegality. If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impractical Bank to make or maintain a LIBOR Rate Loan, Bank shall so notify Borrower and any then-existing LIBOR Rate Loan of Bank shall automatically convert to a Contract Rate Loan either (i) on the last day of the then-current Interest Period applicable to such LIBOR Rate Loan, if Bank may lawfully continue to maintain and fund such LIBOR Rate Loan to such day, or (ii) immediately, if Bank may not lawfully continue to maintain such LIBOR Rate Loan to such day.

                  (g) Requirements of Law. If either (i) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall subject Bank to any tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any LIBOR Rate Loan, this Agreement or Bank's obligation to compute interest on the principal balance of a Note at a rate based upon the LIBOR Based Rate, or shall change the basis of taxation of payments to Bank of the principal of or interest on any LIBOR Rate Loan or any other amounts due under its Note in respect of any LIBOR Rate Loan or Bank's obligation to compute the interest on the balance of its Note at a rate based upon the LIBOR Based Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, or shall impose on Bank (or its eurodollar lending office) or any relevant interbank eurodollar market any other condition affecting any LIBOR Rate Loan, the Note or Bank's obligation to compute the interest on the balance of its Note at a rate based upon the LIBOR Based Rate; and the result of any of the foregoing is to increase the cost to Bank of maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by Bank under the Note by an amount deemed by Bank to be material, then upon demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this paragraph. A certificate of Bank claiming compensation under this paragraph and setting forth the calculation of such additional amount or amounts to be paid to Bank hereunder shall be presumed correct in the absence of manifest error.

                  (h) Breakage Costs. Borrower may not repay any LIBOR Rate Loan or convert all or any portion of a LIBOR Rate Loan to a Contract Rate Loan prior to the expiration of the applicable Interest Period, unless (i) such repayment or conversion is specifically required by the terms of the Note, (ii) Bank demands that such repayment or conversion be made, or (iii) Bank, in its sole discretion, consents to such repayment or conversion. If for any reason any LIBOR Rate Loan is repaid or converted prior to the expiration of the corresponding Interest Period, Borrower shall pay to Bank on demand any amounts required to compensate Bank for any losses, reasonable costs or expenses which it may incur as a result of such repayment or conversion. A certificate of

Bank claiming compensation under this paragraph and setting forth the calculation of any additional amount or amounts to be paid to Bank hereunder shall be presumed correct in the absence of manifest error.

                  (i) Taxes. (1) All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and doing business taxes imposed on Bank as a result of a present or former connection between Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Bank hereunder or under the Note, the amounts so payable to Bank shall be increased to the extent necessary to yield to Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Non-U.S. Lender fails to comply with the requirements of paragraph (2) of this subsection. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Bank a certified copy of an original official receipt received by Borrower showing payment thereof. If, when Borrower is required by this Section 3.3(i)(1) to pay any Non-Excluded Taxes, Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Bank the required receipts or other required documentary evidence, Borrower shall indemnify Bank for any incremental taxes, interest or penalties that may become payable by Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

                             (2) Any Transferee that is not a citizen or
resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and Bank two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender (i) is not a"bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (ii) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and (iii) is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents, along with such other additional forms as the Borrower or Bank may reasonably request to establish the availability of such exemption. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, and provided that such Non-U.S. Lender is legally able to do so, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                           (3) If any Transferee shall become aware that it is
entitled to receive a refund in respect of Non-Excluded Taxes paid by Borrower, or as to which it has been indemnified by Borrower, which refund in the good faith judgment of such Transferee is allocable to such payment made pursuant to this Section 3.3(i), it shall promptly notify Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by Borrower, apply for such refund. If any Transferee receives a refund in respect of any Non-Excluded Taxes paid by Borrower, or as to which it has been indemnified by Borrower, which refund in good faith judgment of such Transferee is allocable to such payment made pursuant to this Section 3.3(i), it shall promptly notify Borrower of such refund and shall, within 15 days after receipt, repay such refund to Borrower net of all out-of-pocket expenses of such Transferee; provided, however, that Borrower, upon the request of such Transferee, agrees to repay the amount paid over to Borrower (plus penalties, interest or other charges) to such Transferee in the event such Transferee is required to repay such refund to such Governmental Authority. The agreements in this Section 3.3(i) shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

         3.4      PAYMENTS ON THE NOTE.

                  All payments of principal of, and interest on, the Note shall be made by Borrower to Bank before 11:00 a.m. (Dallas time) in federal or other immediately available funds at Bank's principal banking office in Dallas, Texas. Funds received after 11:00 a.m. (Dallas time) shall be treated for all purposes as having been received by Bank on the first Business Day next following receipt of such funds. All payments made on the Note shall be credited, to the extent of amount thereof, in the following manner: (a) first, against all due but unpaid costs, expenses and other fees (including attorneys' fees) arising under the terms hereof, (b) second, against the amount of interest accrued and unpaid on the Note as of the date of such payment, (c) third, against all principal due and owing on the Note as of the date of such payment, and (d) fourth, to all other amounts constituting a portion of the Obligations.

         3.5      PREPAYMENTS.

                  Borrower shall have the right, without premium or penalty, at any time and from time to time, upon one (1) Business Day's prior notice to Bank with respect to Contract Rate Loans and three (3) Business Days' prior notice to Bank with respect to LIBOR Rate Loans, to prepay the aggregate principal amount of the Note in whole or in part; provided that (a) any partial prepayment must be at least $100,000.00 or an integral multiple thereof, (b) any prepayment shall be accompanied by the payment of the interest accrued on the amount being prepaid to the date of payment and (c) Borrower shall be liable for all breakage costs, if any, as provided in Section 3.3(h).


                                   ARTICLE IV
                                    SECURITY

         4.1      LIENS AND SECURITY INTEREST.

                  To secure performance by Borrower of the payment of the Note and the Obligations, Borrower shall grant to Bank a first, prior security interest and lien in all of Borrower's Mineral Interests described in Exhibit
4.1 attached hereto and the oil, gas and mineral production therefrom or attributable thereto, and in all operating agreements and oil or gas purchase contracts (now existing or hereafter arising) relating to Borrower's Mineral Interests and in related personal properties, fixtures and other properties, pursuant to mortgages, deeds of trust, assignments of production, security agreements, financing statements and other documents satisfactory to Bank (said documents and any documents and instruments from time to time amending or supplementing the same are herein sometimes collectively called the "Collateral Documents"). Borrower's Mineral Interests and all related personal properties and rights to payments or proceeds thereon or therefrom, and all other properties in which Borrower, now or hereinafter, grants or purports to grant to Bank a security interest or lien in accordance with this Article IV in order to secure the Note and the Obligations, are hereinafter collectively called the "Mortgaged Properties."

         4.2      COLLATERAL ACCOUNT.

                  In order to secure further the performance by Borrower of the Obligations and to effect and facilitate Bank's right of offset, immediately following Bank's request, Borrower shall execute such forms, authorizations, documents and instruments, and do such other things, as Bank shall request, in order to require that pipeline companies, operators of the Mortgaged Properties and others (collectively, the "Purchasers") purchasing (or acting as agents for, or making payments on behalf of, those purchasing) the oil, gas and other minerals produced or to be produced from, or relating to, the Borrower's Mineral Interests deliver to a post office box number specified by Bank all royalties, production payments, checks, cash, proceeds and monies now or hereafter payable by the Purchasers (or any of them) on account of oil, gas or other minerals produced from or relating to the Borrower's Mineral Interests or otherwise with respect to the Borrower's Mineral Interest. Bank shall not deliver such instruments or take other action to collect from the Purchasers until an Event of Default occurs. Borrower agrees that after an Event of Default all such royalties, payments and monies delivered to such post office box shall be deposited by Bank in a cash collateral account at Bank styled "Remington Production Account." After an Event of Default, Borrower shall, upon receipt, deposit in the Remington Production Account all such royalties, payments and monies which Borrower receives directly from the Purchasers. Borrower hereby irrevocably authorizes and directs Bank to charge from time to time the Remington Production Account and any other accounts of Borrower at Bank for amounts due to the Bank hereunder, under the Note and all reimbursement obligations with respect to Letters of Credit. Bank is hereby authorized, in its own name or the name of the Borrower, at any time after an Event of Default, to notify any or all parties obligated to Borrower with respect to the Borrower's Mineral Interests to make all payments due or to become due thereon directly to the Bank, or such other person or officer as Bank may require whereupon the power and authority of the Borrower to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated. With or without such general notification after an Event of Default, Bank may take or bring in Borrower's name or that of the Bank all steps, actions, suits or proceedings deemed by the Bank necessary or desirable to effect possession or collection of payments, may complete any contract or agreement of the Borrower in any way related to any of the Borrower's Mineral Interests, may make allowances or adjustments related to the Borrower's Mineral Interests, may compromise any claims related to the Borrower's Mineral Interests or may issue credit in its own name or the name of the Borrower. Regardless of any provision hereof, however, Bank shall never be liable for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Borrower's Mineral Interests or sums due or paid thereon, nor shall it or they be under any obligation whatsoever to anyone by virtue of its security interests and liens relating to the Mortgaged Properties.

                  Issuance by the Bank of a receipt to any Person obligated to pay any amounts to Borrower shall be a full and complete release, discharge and acquittance to such Person to the extent of any amount so paid to the Bank. The Bank is hereby authorized and empowered on behalf of the Borrower to endorse the name of the Borrower upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any Person to the Borrower coming into the Bank's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Bank is hereby granted an irrevocable Power of Attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Borrower, either before or after demand of payment on the Note, as shall be deemed by the Bank to be necessary or advisable, in the sole discretion of the Bank, to protect its security interests and liens in the Borrower's Mineral Interests or the repayment of the Obligations, and the Bank shall not incur any liability in connection with or arising from its exercise of such Power of Attorney.

                  The application by Bank of such funds shall, unless Bank shall agree otherwise in writing, be first to the payment of costs and expenses due Bank under this Loan Agreement, second to the payment of accrued interest due on the Note and last to the payment of the principal of the Note and reimbursement obligations relating to any Letters of Credit. Borrower acknowledges that all funds so transferred into the Remington Production Account shall be the property of Borrower only and not subject to any claim by any party other than Bank.

         4.3      BANK OFFSET.

                  In addition to the rights granted to the Bank under Section
4.2 hereof, Borrower hereby grants to Bank a right of offset, to secure repayment of the Obligations, upon any and all monies, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Bank, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or specified) and credits of Borrower, and any and all claims of Borrower against Bank at any time existing, provided, however, that Bank's right of offset set forth in this Section 4.3 shall, without limitation, cover and include account no. 43-01-100-0109802 maintained by Bank under the terms of that certain Custody Agreement dated January 21, 1994, executed by and between Borrower and Bank. Bank is hereby authorized at any time and from time to time, without notice to Borrower, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against the Obligations. Borrower shall be deemed directly indebteded to Bank in the full amount of the Obligations, and Bank shall be entitled to exercise the rights of offset provided for above.

         4.4      AGREEMENT TO DELIVER ADDITIONAL COLLATERAL DOCUMENTS.

                  Borrower shall deliver such deeds of trust, mortgages, security agreements, financing statements, assignments and other collateral documents (including title opinions and other title assurances) (all of which shall be deemed part of the "Collateral Documents"), in form and substance satisfactory to Bank, as Bank may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Bank, mortgage liens and security interests in any of the Mortgaged Properties, together with other assurances of the enforceability and priority of Bank's liens and assurances of due recording and documentation of the Collateral Documents, as Bank may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to this Article IV.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO LENDING

         5.1      INITIAL ADVANCES.

                  The obligation of Bank to make the initial Advance hereunder is subject to the condition precedent that, on or before the date of such Advance, Bank shall have received the following, each dated as of the date of such Advance, in form and substance satisfactory to Bank:

                  (a)      Revolving Credit Note.

                           The duly executed Note, payable to the order of Bank,
in the form of Exhibit 3.1 attached hereto, with appropriate insertions and complying with the provisions of Section 3.1 hereof.

                  (b)      Collateral Documents.

                           The Collateral Documents required to be delivered
under Article IV hereof, duly executed by the appropriate parties, together with evidence that (to the extent necessary) the Collateral Documents have been duly filed, evidenced and documented, that all recording taxes and fees have been paid, and that all other actions have been taken in the manner necessary to establish, protect, preserve and perfect, as a valid first lien or security interest the liens granted to Bank thereunder, including without limitation, the filing of financial statements and modification agreements, all in form and substance satisfactory to Bank.

                  (c)      Opinion of Borrower's Counsel.

                           Favorable opinion of Mr. W. Jefferson Burnett,
counsel for Borrower, as to the matters covered in Exhibit 5.1(c) hereto, satisfactory in form and substance to Bank and its counsel.

                  (d)      Title and Lien Opinions.

                           Favorable opinions of counsel acceptable to Bank
covering the Mineral Interests listed in Exhibit 4.1 attached hereto, addressing the matters set forth in Exhibit 5.1(d) attached hereto, and otherwise satisfactory in form and substance to Bank and its counsel.

                  (e)      Officers' Certificate

                           A certificate signed by a duly authorized officer of
Borrower, stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article VI hereof, and the other Loan Documents are true and correct as of the date hereof; and (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

                  (f)      Resolutions of Borrower.

                           Resolutions of Borrower approving the execution,
delivery and performance of this Loan Agreement, the Note, and the other Loan Documents and the transactions contemplated herein and therein, duly adopted by Borrower's Board of Directors and accompanied by a certificate of the Secretary of Borrower stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

                  (g)      Incumbency Certificate.

                           A signed certificate of the Secretary of Borrower
which shall certify the names of the officers of Borrower authorized to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents by Borrower, together with the true signatures of each such officers. Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the offices named in such further certificate.

                  (h)      Certificates.

                           A Certificate of Good Standing (or other similar
instrument) for Borrower issued by the Secretary of State of the State of Delaware and the Secretary of State of each of Texas, Mississippi and Louisiana wherein the Borrower is qualified to do business as a foreign corporation, dated within ten (10) days prior to the date hereof.

                  (i)      Certificate of Incorporation and Bylaws.

                           A copy of the Certificate of Incorporation of
Borrower and all amendments thereto, certified by the Secretary of State of the State of Delaware, and dated within ten (10) days prior to the date hereof, and a copy of the Bylaws of Borrower, and all amendments thereto, certified by the Secretary of the Borrower, as being true, correct and complete as of the date of such certification.

                  (j)      Origination Fee.

                           Payment to Bank at closing of $37,500.00 as part of
the origination fee for the Revolving Credit Loan and payment of $12,500 to Bank as the remainder of the origination fee at such time as the events occur which are required for an increase of the Borrowing Base to $20,000,000 pursuant to
Section 2.2(a), whether or not Borrower accepts such increase in the Borrowing Base.

                  (k)      Additional Information.

                           Such other information and documents as may
reasonably be required by Bank and its counsel.

         5.2      ALL ADVANCES.

                  The obligation of Bank to make each Advance (including without limitation its initial Advance) and to issue Letters of Credit hereunder is subject to the conditions that:

                  (a)      Representations and Warranties.

                           All of the representations and warranties contained
in Article VI hereof shall be true and correct in all material respects on the date of such Advance or the issuance of such Letter of Credit, as the case may be, as if such representations and warranties had been made on such date.

                  (b)      No Default.

                           No event shall have occurred and be continuing, or
would result from the Advance or the issuance of the Letter of Credit, which constitutes an Event of Default or which, with the lapse of time or the giving of notice or of both, would constitute an Event of Default.


                  (c)      Request for Advances.

                           Bank shall have received from Borrower a Notice of
Borrowing requesting such Advance or the issuance of such Letter of Credit conforming in all respects to the requirements of Section 2.3 and Exhibit 2.3 hereof, which Notice of Borrowing shall include a certificate signed by a duly authorized officer of Borrower stating that all of the representations and warranties contained in Article VI hereof and the other Loan Documents are true and correct and no event has occurred and is continuing which constitutes an Event of Default.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce Bank to make the Revolving Credit Loan hereunder, Borrower represents and warrants to Bank that:

         6.1      ORGANIZATION AND GOOD STANDING.

                  Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in Texas, Mississippi and Louisiana and all other states in which it is doing business and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future.

         6.2      AUTHORIZATION AND POWER.

                  Borrower has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement, the Note and the other Loan Documents to be executed by Borrower; Borrower is duly authorized to, and has taken all corporate action necessary to authorize Borrower to, execute, deliver and perform this Loan Agreement, the Note and such other Loan Documents and is and will continue to be duly authorized to perform this Loan Agreement, the Note and such other Loan Documents.

         6.3      NO CONFLICTS OR CONSENTS.

                  Neither the execution and delivery of this Loan Agreement, the Note or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statue or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower, or any indenture, mortgage, deed of trust, oil and gas lease, operating agreement, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject, or violate any provision of the Certificate of Incorporation or Bylaws of Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

         6.4      ENFORCEABLE OBLIGATIONS.

         This Loan Agreement, the Note and the other Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

         6.5      PRIORITY OF LIENS.

                  As of the date hereof, Bank shall have valid, enforceable, perfected, first priority liens in the Mortgaged Properties, subject only to the Permitted Liens.

         6.6      NO LIENS.

                  Except for Permitted Liens, all of the properties and assets of Borrower (including without limitation the Mineral Interests) are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, and Borrower has and will have good and marketable title to such properties and assets.

         6.7      FINANCIAL CONDITION.

                  Borrower has delivered to Bank copies of the balance sheet of Borrower as of December 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the year ended on such date, audited by Arthur Andersen LLP, independent certified public accountants; such financial statements are true and correct, fairly present the financial condition of Borrower as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since December 31, 1997.

         6.8      FULL DISCLOSURE.

                  There is no material fact that Borrower has not disclosed to Bank which could have a Material Adverse Effect on the properties (including the Mineral Interests), business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referred in Section 6.7 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Bank in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         6.9      NO DEFAULT.

                  No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

         6.10     MATERIAL AGREEMENTS.

                  Borrower is not in default in any material respect under any loan agreement, operating agreement, oil and/or gas lease, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

         6.11     NO LITIGATION.

                  Except as disclosed on Exhibit 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect on Borrower's financial condition, business or properties.

         6.12     LEASES.

                  The leases which underlie or constitute part of the Mineral Interests (the "Leases") are in full force and effect, and Borrower has not defaulted on any of its obligations thereunder so as to impair the value of such Leases.

         6.13     ESTIMATED OIL AND GAS RESERVES.

                  Borrower has heretofore delivered to Bank copies of all requested reports (prepared by independent petroleum engineers), which have been obtained by Borrower and concern the estimated oil and gas reserves and future net revenues attributable to the Mineral Interests. The statements of fact contained in said reports with respect to the character and ownership of the Mineral Interests (including, without limitation, the revenue interest and working interest of Borrower stated therein) and the other factual data furnished by Borrower as a basis for the estimates set forth therein are true and correct and do not omit any material fact necessary to make said statements not misleading.

         6.14     WORKING INTEREST.

         Borrower owns a "working interest" in each of the Mortgaged Properties described in Exhibit 4.1 which is not greater than the interest specified in the description of such property in Exhibit 4.1, with the term "working interest," as used herein, meaning the right to explore for, drill and produce oil, gas or other minerals, whether such right is created by lease or otherwise, and being equivalent to the proportionate part of the cost of exploration, development and marketing of oil, gas and other minerals borne by Borrower with respect to each respective property.

         6.15     NET REVENUE INTEREST.

                  Borrower owns a "net revenue interest" in each of the Mortgaged Properties described on Exhibit 4.1 which is not less than the interest specified in the description of such property on Exhibit 4.1, with the term "net revenue interest," as used herein, meaning the proportionate share of the production of oil, gas or other minerals to which Borrower is entitled after deduction of all royalties, overriding royalties and other interests payable from or measured by production.

         6.16     BURDENSOME CONTRACTS.

                  Borrower is not a party to, or bound by, any contract which in Borrower's opinion, is a burdensome contract having a Material Adverse Effect on the business, operations or financial condition of Borrower.

         6.17     REGULATORY DEFECTS.

                  As of the date hereof, Borrower has advised Bank, in writing, of all regulatory defects of which Borrower has been advised or has actual knowledge. No such regulatory defect has a Material Adverse Effect on the value of any of the Mineral Interests or Borrower's intended operation thereof or the value of the sale of production therefrom.

         6.18     AGREEMENTS AFFECTING MINERAL INTERESTS.

                  Borrower has advised Bank of, and delivered to Bank copies of, all material operating agreements, pooling or unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto.

         6.19     USE OF PROCEEDS.

                  No part of the proceeds of the Revolving Credit Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or of extending credit to others for the purpose of purchasing or carrying any Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         6.20     TAXES.

                  All tax returns required to be filed by the Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. There is no proposed tax assessment against Borrower or any basis for such assessment.

         6.21     PRINCIPAL OFFICE.

                  The principal office, chief executive office and principal place of business of Borrower is at 8201 Preston Road, Suite 600, Dallas, Texas 75225-6211.

         6.22     ERISA.

                  (a) Exhibit 6.22 attached hereto contains a list of all Plans as of the date hereof. To the best of Borrower's knowledge, following diligent inquiry, each Plan of the Borrower and any ERISA Affiliate is in compliance with ERISA and, where applicable, the Code in all material respects; no Reportable Event has occurred within the last sixty months with respect to any Pension

Plan that is not a Multiemployer Plan; and Borrower and all ERISA Affiliates are in compliance in all material respects with the terms and conditions of all Plans.

                  (b) (i) The PBGC has not instituted proceedings to terminate any Pension Plan that is not a Multiemployer Plan; (ii) neither Borrower nor any ERISA Affiliate (nor any duly appointed administrator of a Pension Plan) has incurred or is expected to incur any liability to the PBGC with respect to a Pension Plan that is not a Multiemployer Plan, other than for premiums not yet due and payable; (iii) as of the date hereof, the aggregate present value of all Unfunded Benefit Liabilities under all Pension Plans (excluding any Multiemployer Plan) does not exceed approximately $500,000.00; (iv) no "accumulated funding deficiency" within the meaning of ERISA Section 302(a)(2), whether or not waived, exists with respect to any Pension Plan that is not a Multiemployer Plan; (v) no liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties, (A) with respect to any Plan that is not a Multiemployer Plan and (B) to the best of Borrower's knowledge, with respect to any Plan that is a Multiemployer Plan; (vi), no litigation is pending or threatened concerning or involving any Plan; (vii) to the best of Borrower's knowledge, no unfunded or unreserved liability exists for benefits under all Plans in the aggregate in excess of $500,000.00; (viii) Borrower and each ERISA Affiliate has complied with the requirements of ERISA
Section 515 with respect to each Plan which is a Multiemployer Plan; (ix) as of the date hereof, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and any ERISA Affiliate with respect to all Plans with are Multiemployer Plans is approximately $500,000.00; (x) with respect to each Plan that is a Multiemployer Plan, neither Borrower nor any ERISA affiliate has suffered or caused to occur and does not expect to suffer or cause to occur a "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in ERISA Sections 4203 and 4205); (xi) neither Borrower nor any ERISA Affiliate has received notice of a "termination" (as described in ERISA Section 4041A) for any Plan that is a Multiemployer Plan; and (xii) neither Borrower nor any ERISA Affiliate has received notice from any Plan that is a Multiemployer Plan that such plan will be placed in "reorganization" (as described in Code Section 418 or Title IV of ERISA). Liability, as referred to in this Paragraph (B), includes joint and several liability.

                  (c) Borrower has timely provided all health care continuation coverage required under Code Section 4980B.

         6.23     COMPLIANCE WITH LAW.

                  Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its properties (including the Mineral Interests).

         6.24     GOVERNMENT REGULATION.

                  Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         6.25     NO SUBSIDIARIES.

                  Borrower has not formed or acquired and will not, without first obtaining the consent of the Bank (which consent shall not be unreasonably withheld), form or acquire any Subsidiary except those Subsidiaries listed on
Exhibit 6.25 that are acquired as a result of the Merger.

         6.26     HAZARDOUS SUBSTANCES.

                  Borrower : (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Laws, or any permit issued under any Environmental Laws, or
(ii) the Release of any Hazardous Material into the environment; (b) has no actual liability or pending action in connection with the Release of any Hazardous Material into the environment which would individually or in the aggregate have a Material Adverse Effect; or (c) has not received notice of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material into the environment for which Borrower is or may be liable or which involve any of Borrower's properties, nor has Borrower, to the extent the following would relate to the Mineral Interests or the operations relating to or affecting Borrower, filed any notice under any Environmental Laws (i) reporting a Release of any Hazardous Material which Release has not been in compliance with all Environmental Laws, or (ii) reporting a violation of any applicable Environmental Laws the violation of which will or reasonably could be expected to result in a Material Adverse Effect.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Revolving Credit Loan or other Obligations are outstanding, and until payment in full of the Note and the Obligations and the performance of all other obligations of Borrower under this Loan Agreement and the other Loan Documents, Borrower agrees that (unless Bank shall otherwise consent in writing, such consent not to be unreasonably withheld with regard to Sections 7.1(h) and (i), but any other consents to be in Bank's sole discretion):

         7.1      FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS.

                  Borrower shall deliver to Bank copies of the following:

                  (a)      Quarterly Statements.

                           As soon as available, and in any event within sixty
(60) days after the end of each quarterly fiscal period (except the last) of each Fiscal Year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal period, and related statements of income and cash flows of Borrower for that quarterly fiscal period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end audit and adjustments;

                  (b)      Annual Statements.

                           As soon as available and in any event within ninety
(90) days after the close of each Fiscal Year of Borrower, copies of the balance sheet of Borrower as of the close of such Fiscal Year and related statements of income, changes in stockholders' equity and cash flow and changes in financial position of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of Arthur Andersen LLP, or of other independent public accountants of recognized national standing selected by Borrower and satisfactory to Bank, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c)      Audit Reports.

                           Promptly upon receipt thereof, one copy of each
written report submitted to Borrower by independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Bank pursuant to this Article VII shall be treated as confidential, but nothing herein contained shall limit or impair Bank's right to disclose such reports to any appropriate Governmental Authority or to use such information to the extent pertinent to an evaluation of the Obligations or to enforce compliance with the terms and conditions of this Loan Agreement, or to take any lawful action which Bank deems necessary to protect its interests under this Loan Agreement;

                  (d)      SEC and Other Reports.

                           Promptly upon their becoming available, one copy of
each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which Borrower is a party, issued by any Governmental Authority;

                  (e)      Compliance Certificate.

                           Concurrently with the delivery of the financial
information required by Section 7.1(a) and 7.1(b), a certificate in the form of
Exhibit 7.1(e) executed by the chief financial officer or chief executive officer of Borrower, stating that a review of the activities of Borrower during the fiscal period relevant to such financial information has been made under their supervision and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof;

                  (f)      Production Information, Etc.

                           On or prior to the last Business Day of each month
hereafter, commencing on October 31, 1998, statements, runsheets, production reports and data reasonably describing, by Lease, well or unit: (i) the gross volume of production, values of production and sales attributable to production from the Mineral Interests during the second calendar month immediately preceding such month (e.g., for the report due in December, then on or prior to December 31 of such year, Borrower will deliver to Bank such information with respect to production during October of such year), (ii) severance taxes, windfall profits taxes, leasehold operating expenses and capital costs incurred during such preceding month in connection with and attributable to the Mineral Interests, (iii) the expenditures made by Borrower during such preceding month in connection with the exploration and development of the Mineral Interests, and
(iv) complete information regarding any well drilled or completed on any of the Leases during such preceding month;

                  (g)      Reports Received.

                           As soon as possible after Borrower's receipt thereof
or obtaining access thereto, copies of any statements or other reports describing reserves, future income or value attributable to any of the Mineral Interests and monthly production reports filed with the Minerals Management Service or other Governmental Authority by the operator of each of the Mortgaged Properties;

                  (h)      Agreements Affecting the Mineral Interests.

                           All material operating agreements, pooling or
unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto;

                  (i)      Certain Government Filings.

                           Copies of all reports, forms and other documents and
data submitted by Borrower to the United States Department of the Interior Bureau of Land Management Minerals Management Service, the Louisiana Oil Conservation Commission, United States Department of Energy, United States Federal Energy Regulatory Commission or other Governmental Authority, concerning the operation of, drilling of wells on, sale of production from, or the prices received for the sale of production from, the Mineral Interests; and

                  (j)      Other Information.

                  Such other information concerning the business, properties or financial condition of Borrower as Bank shall reasonably request.

         7.2      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

                  Borrower will pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which might or could, if unpaid, become a lien or charge on the Mineral Interests; and (c) all costs and expenses incurred under any joint operating agreement affecting the Mineral Interests and Borrower shall furnish to Bank, as and when requested, information as to the status of any joint account maintained under any such operating agreement; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

         7.3      MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS.

                  Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

         7.4      NOTICE OF DEFAULT.

                  Borrower will furnish to Bank, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would become an Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

         7.5      OTHER NOTICES.

                  Borrower will promptly notify Bank of (a) any Material Adverse Effect, (b) any default under any material agreement, contract, or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower, (c) any material adverse claim against or affecting Borrower, or any of its properties, including any claim arising in connection with the non-compliance with or violation of any Environmental Laws, including the listing of the Mineral Interests on CERCLIS, and (d) any commencement of, and any material determination in, any litigation, arbitration or other proceeding with any third party, or any proceeding before any Governmental Authority, affecting the Borrower which might, in the event of an adverse outcome, have a Material Adverse Effect or result in the occurrence of an Event of Default.

         7.6      COMPLIANCE WITH LOAN DOCUMENTS.

                  Borrower will promptly comply with any and all covenants and provisions of this Loan Agreement, the Note and all of the other Loan Documents.

         7.7      COMPLIANCE WITH MATERIAL AGREEMENTS.

                  Borrower will comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business, including without limitation, all leases and operating agreements pertaining to any of the Mineral Interests.

         7.8      OPERATIONS AND PROPERTIES.

                  Borrower will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business, including without limitation all wells and equipment necessary or useful in the operation of the Mineral Interests.

         7.9      BOOKS AND RECORDS; ACCESS.

                  Borrower will give any representative of Bank, its agents, and representatives, access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect (at the risk of Bank, its agents, or representatives) at any time any of the Mortgaged Properties of Borrower. Borrower will maintain complete and accurate books and records of its transactions in accordance with customary practices and standards of the oil and gas industry.

         7.10     COMPLIANCE WITH LAW.

                  Borrower shall comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority, including without limitation Environmental Laws, applicable to it or any of its property (including without limitation the Mineral Interests), business operations or transactions, a breach of which could have a Material Adverse Effect.

         7.11     LEASES.

                  Borrower will pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the Leases and all other agreements and contracts constituting or affecting the Mineral Interests, and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such properties in a diligent, careful and efficient manner and in compliance with all applicable proration and conservation laws and all applicable rules and regulations of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom.

         7.12     INSURANCE.

                  Borrower will maintain workmen's compensation insurance, liability insurance and insurance on its present and future properties, assets and business against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of the oil and gas industry.

         7.13     DEVELOPMENT AND MAINTENANCE.

                  Borrower will explore, develop and maintain (or cause to be explored, developed and maintained) the Leases, wells, units and acreage to which the Mineral Interests pertain in a prudent manner, and as may be reasonably necessary for the prudent and economical operation of (and in an effort to maximize the production capacity of) such Leases, wells, units and acreage.

         7.14     AUTHORIZATIONS AND APPROVALS.

                  Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply with its obligations hereunder and under the other Loan Documents.

         7.15     MAINTENANCE OF LIENS.

                  Borrower shall perform all such acts and execute all such documents as Bank may reasonably request in order to enable Bank to report, file and record every instrument that Bank may deem necessary in order to perfect and maintain Bank's liens in the Mortgaged Properties and otherwise to preserve and protect the rights of Bank.

         7.16     EXPERIENCED MANAGEMENT.

                  Borrower will at all times hire and retain management and supervisory personnel adequate for the proper management, supervision and conduct of Borrower's properties, business and operation.

         7.17     FURTHER ASSURANCES.

                  Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take and all such other action, as the Bank may, from time to time, deem reasonably necessary or proper in connection with the Loan Agreement or any of the other Loan Documents, the obligations of the Borrower hereunder or thereunder, or for better assuring and confirming unto Bank all or any part of the security for any of such obligations, or for granting to Bank any additional security for the Obligations which Bank may request from time to time.

         7.18     ERISA.

                  (a) As soon as possible and in any event within thirty (30) days after the Borrower or any ERISA Affiliate knows or has reason to know that:

                           (i)      any Termination Event with respect to a Plan
has occurred or will occur, or

                           (ii)     any condition exists with respect to a Plan
which represents a material risk of termination of the Plan, imposition of an excise tax, requirements to provide security to the Plan or other liability (including joint and several liability) on the Borrower or any ERISA Affiliate, or

                           (iii)    the Borrower or any ERISA Affiliate has
applied for a waiver of the minimum funding standard under Code Section 412, or

                           (iv)     the Borrower or any ERISA Affiliate has
engaged in a Prohibited Transaction involving any Plan, or

                           (v)      the aggregate present value of the Unfunded
Benefit Liabilities under all Pension Plans has increased to an amount in excess of $500,000.00, or

                           (vi)     there is a "complete withdrawal" or "partial
withdrawal" (as described in ERISA Sections 4203 and 4205, respectively) by the Borrower or any ERISA Affiliate from a Plan that is a Multiemployer Plan, or

                           (vii)    the Borrower or any ERISA Affiliate is in
"default" (as defined in ERISA Section 4219(c)(5) with respect to payments to a Plan that is a Multiemployer Plan required by reason of its complete or partial withdrawal from such Plan, or

                           (viii)   a Plan that is a Multiemployer Plan is in
"reorganization" (as described in Code Section 418 or in Title IV of ERISA) or has "terminated" (as described in ERISA Section 4041A), or

                           (ix)     the potential withdrawal liability (as
determined in accordance with Title IV of ERISA) of the Borrower and any ERISA Affiliate with respect to all Plans that are Multiemployer Plans has in any year increased in the aggregate by more than $500,000.00, or

                           (x)      there is an action brought against the
Borrower or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 5.15, or

                           (xi)     the Code Section 4980B(b) tax liability for
Borrower's failure to satisfy health care continuation coverage requirements exceed $500,000.00;

Borrower shall provide to Bank a certificate of the President or Chief Financial Officer of the Borrower setting forth the details of such of the events described in paragraphs (i) through (xi) as are applicable and the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of filing from the PBGC or which may be required by the PBGC or any agency of the United States government with respect to such of the events described in paragraphs (i) through (xi), as are applicable.

                  (b) As soon as possible and in any event within three (3) business days after the receipt by Borrower or any ERISA Affiliate of a demand letter from the PBGC notifying the Borrower or any ERISA Affiliate of the final decision finding liability and the date by which such liability must be paid, provide to Bank a copy of such letter, together with a certificate of the President or Chief Financial Officer of the Borrower setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto.

                  (c) As soon as possible and in any event by the date such amendment is adopted, provide to Bank a copy of any Plan amendment that Borrower or any ERISA Affiliate proposes to adopt which would require the posting of security under Code Section 401(a)(29), together with a certificate of the President or Chief Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment.

                  (d) As soon as possible and in any event by the 10th day after the due date of any required installment or other payment under Code Section 412 provide to Bank a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower or any ERISA Affiliate under Code Section 412(n), together with a certificate of the President or Chief Financial Officer setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto.

                  (e) Borrower and any ERISA Affiliate shall (i) make payment of all contributions that are required to be made under all Pension Plans in order to meet the minimum funding standards set forth in ERISA Section 302 with respect to such Plans within the time prescribed for making such contributions, and (i) within thirty (30) days after the filing thereof furnish to Bank each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the regulations promulgated thereunder, in connection with each of its Plans that is not a Multiemployer Plan for each Plan year.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

                  So long as any Revolving Credit Loan or Obligations are outstanding, and until payment in full of the Note and the Obligations and the performance of all other obligations of Borrower under this Loan Agreement and the other Loan Documents, Borrower agrees that (unless Bank shall otherwise consent in writing; such consent not to be unreasonably withheld with regard to Sections 8.1, 8.9 and 8.12 but any other consents to be in Bank's sole discretion):

                  8.1      MERGERS AND ACQUISITIONS.

                           Except for the Merger, Borrower will not merge or
consolidate with or into any corporation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person.

                  8.2      LIMITATION ON INDEBTEDNESS.

                           Borrower will not incur, create, contract, waive,
assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except (a) Indebtedness arising out of this Loan Agreement, (b) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business (including, but not limited to, drilling expenditures), provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (c) Indebtedness of Borrower as reflected in the audited financial statement of Borrower as of December 31, 1997, and (d) other obligations, of Borrower, direct or contingent, not exceeding $3,000,000.00.

                  8.3      NEGATIVE PLEDGE.

                           Borrower will not create or suffer to exist any
mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

                  8.4      ALTERATION OF MATERIAL AGREEMENTS.

                           Borrower will not consent to or permit any
alterations, amendments, modifications, release, waivers or terminations of any material agreement to which it is a party.

                  8.5      CERTAIN TRANSACTIONS.

                           Except for the Merger, Borrower will not enter into
any transaction with, or pay any management fees to, any Affiliate; provided, however, that Borrower may enter into transactions with Affiliates upon terms not less favorable to Borrower than would be obtainable at the time in comparable transactions of Borrower in arms-length dealings with Persons other than Affiliates.

                  8.6      LIMITATION ON SALE OF PROPERTIES.

                           Borrower will not sell, assign, convey, exchange,
lease or otherwise dispose of any if its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration. Borrower will not sell, assign, transfer or dispose of any of the Mortgaged Properties or Mineral Interests, except for hydrocarbons, worn-out or used equipment and leasehold acreage sold in the ordinary course of its business.

                  8.7      FISCAL YEAR AND ACCOUNTING METHOD.

                           Borrower will not change its Fiscal Year. Borrower
will not change methods of accounting unless permitted by GAAP or by established industry standards.

                  8.8      WORKING CAPITAL.

                           Borrower shall not permit, as of any date, the ratio
of its Current Assets to its Current Liabilities to be less than or equal to 1.0 to 1.0.

                  8.9 OPERATING AGREEMENTS. Borrower shall not enter into any operating agreement or amendment to any existing operating agreement after the date hereof covering any of the Mortgaged Properties.

                  8.10 BURDENSOME CONTRACTS. Borrower shall not enter into, become bound by, or subject the Mortgaged Properties to any contract or agreement which is burdensome on Borrower or materially adversely affects the operation of the Mortgaged Properties.

                  8.11 MINIMUM TANGIBLE NET WORTH. Borrower shall not permit at any time its Tangible Net Worth to be less than $45,000,000.

                  8.12 MARKETING CONTRACTS. Borrower shall not (without the prior written consent of Bank, which consent shall not be unreasonably withheld) enter into any contract relating to the marketing of hydrocarbons or gas production from the Mortgaged Properties, or terminate or amend any existing such contracts; provided, however, Borrower may sell hydrocarbons produced from the Mortgaged Properties under sales contracts with terms less than sixty (60) days, provided such hydrocarbons are not otherwise subject to Borrower's existing marketing contracts.

                  8.13 ERISA. Borrower shall not take, or permit any ERISA Affiliate to take any action which would increase the aggregate Unfunded Benefit Liabilities under all Pension Plans to an amount in excess of $500,000.00 or cause any Pension Plan to have a "funded current liability percentage" (as defined in Code Section 401(a)(29)) of less than 60%.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

                  9.1      EVENTS OF DEFAULT.

                           An "Event of Default" shall exist if any one or more
of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                           (a)      Borrower shall fail to pay when due any
principal of, or interest on, the Note or shall fail to pay when due any fee, expense or other payment required hereunder or fail to pay on demand any reimbursement obligation incurred pursuant to any Letter of Credit;

                           (b)      any representation or warranty made under
this Loan Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Bank pursuant hereto or in connection herewith or with the Revolving Credit Loan hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                           (c)      default shall occur in the performance of
the covenants or agreements of Borrower contained in Sections 7.4, 7.7, 7.8, 7.10, 7.12 through 7.14, or 7.16, and such default is not remedied within thirty
(30) days after the occurrence thereof;

                           (d)      default shall occur in the performance of
any of the other covenants or agreements of Borrower contained herein, or in any of the other Loan Documents;

                           (e)      default shall occur in the payment of any
Indebtedness of Borrower, the principal amount of which exceeds $300,000.00, or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

                           (f)      any of the Loan Documents shall cease to be
legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended be created thereby;

                           (g)      Borrower shall (i) apply for or consent to
\the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization and arrangement with creditors or to take advantage of any bankruptcy or insolvency law, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

                           (h)      an order, order for relief, judgment or
decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower or appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

                           (i)      any final judgment(s) for the payment of
money in excess of the sum of $100,000.00 in the aggregate (other than the judgment rendered in the Phillips Litigation) shall be rendered against Borrower and such judgment or judgments shall not be satisfied, superseded or discharged at least ten (10) days prior to the date on which any of the assets of Borrower could be lawfully sold to satisfy judgment;

                           (j)      Borrower shall make any inter-company loan,
advance, or distribution of capital to any Affiliate other than in the ordinary course of business;

                           (k)      there shall occur any change in the
condition (financial or otherwise) of Borrower which, in the opinion of Bank, has a Material Adverse Effect;

                           (l)      (i)  With respect to any Plan (A) any
Termination Event shall occur, or (B) any "accumulated funding deficiencies" within the meaning of ERISA Section 302(a)(2), whether or not waived, shall exist; (ii) any person shall engage in any Prohibited Transaction involving any Plan; (iii) the Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Plan that is a Multiemployer Plan resulting from the Borrower's or any ERISA Affiliate's "complete withdrawal" or "partial withdrawal" (as described in ERISA Sections 4203 and 4205, respectively) from such Plan; (iv) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $500,000.00 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; (v) a proceeding shall be instituted by a fiduciary of any Plan against the Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within thirty days thereafter; or (vi) any other event or condition shall occur or exist with respect to a Plan, except that no event or condition referred to in this clause (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, would not subject the Borrower to any tax, penalty, debt or liability that, alone or in the aggregate, would have a Material Adverse Effect on the Borrower; and by reason of any or all of such events described in clauses (i) through (vi) as applicable there shall be, or in the reasonable judgment of Bank there could be, liability of the Borrower and any ERISA Affiliate in excess of $500,000.00 in the aggregate. Liability for purposes of this Section 9.1(l) includes joint and several liability; or

                           (m)      (i) a "Change in Control" shall occur as
defined in that certain Indenture dated as of December 1, 1992 from Borrower to United States Trust Company of New York, as Trustee, with respect to Borrower's 8 1/4% Convertible Subordinated Notes due December 1, 2002, as the such Indenture may be amended or supplemented from time to time; or (ii) any Person or "group" (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) (x) shall have acquired beneficial ownership of 30% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of Borrower or (y) shall obtain the power (whether or not exercised) to elect a majority of Borrower's directors, in each case other than the Simplot Affiliates; or

                           (n)      more than $50,000,000 in the aggregate is
paid by Borrower for any one or more of the following purposes: (i) to satisfy any judgment rendered in the Phillips Litigation or the Dallas Litigation, (ii) to settle the Phillips Litigation or the Dallas Litigation or (iii) to redeem, purchase or otherwise retire any of the Subordinated Indebtedness; and five (5) days shall have elapsed since such occurrence and Bank has not notified Borrower that Bank is willing to accept Borrower's proposal, if any, for dealing with such occurrence.

                  9.2      REMEDIES UPON EVENT OF DEFAULT.

                           If an Event of Default shall have occurred and be
continuing, then Bank may (a) terminate Bank's commitment to lend or to issue Letters of Credit hereunder, (b) declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (c) reduce any claim to judgment, and/or (d) without notice of default or demand, pursue and enforce any of Bank's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in
Section 9.1(g) and (h) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and any obligation of Bank to lend or to issue Letters of Credit shall concurrently terminate therewith, without any further action by Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

                  9.3      PERFORMANCE BY BANK.

                           Should Borrower fail to perform any covenant, duty or
agreement contained herein or in any of the Loan Documents, Bank may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any amount expended by Bank in such performance or attempted performance to Bank at its principal office in Dallas, Texas, together with interest thereon at the Default Rate. Notwithstanding the foregoing, it is expressly understood that Bank assumes no liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1     WAIVER.

                           No failure to exercise, and no delay in exercising,
on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a wavier of the right to take other action in the same, similar or other instances without such notice or demand.

                  10.2     PAYMENT OF EXPENSES; INDEMNITY.

                  (a) Borrower agrees to pay all out-of-pocket expenses reasonably incurred by Lender in connection with the negotiation, preparation, execution, delivery and administration of this Loan Agreement and the other Loan Documents (including but not limited to engineering fees) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by Bank in connection with the enforcement or protection of its rights in connection with this Loan Agreement and the other Loan Documents or in connection with the Revolving Credit Loan made or the Note issued hereunder, including, but not limited to, the reasonable fees, charges and disbursements of legal counsel for Bank, and in connection with any such enforcement or protection, the reasonable fees and disbursements of other counsel for Bank.

                  (b) THE BORROWER AGREES TO INDEMNIFY BANK AND ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS (EACH SUCH PERSON, INCLUDING, WITHOUT LIMITATION, BANK BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, THE PERFORMANCE BY THE PARTIES THERETO OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (II) THE USE OF THE PROCEEDS OF THE REVOLVING CREDIT LOAN OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL, AS TO ANY INDEMNITEE, SPECIFICALLY APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING FORM THE NEGLIGENCE OF ANY INDEMNITEE, BUT NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. WITHOUT LIMITING THE FOREGOING, BORROWER HEREBY INDEMNIFIES AND HOLDS EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND AGREES TO REIMBURSE ANY INDEMNITEE WITH RESPECT TO, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS, AND/OR EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY SUCH INDEMNITEE AT ANY TIME AND FROM TIME TO TIME UNDER ANY ENVIRONMENTAL LAWS BY REASON OF ANY AND ALL MATTERS ARISING OUT OF ANY ACT, OMISSION, EVENT, OR CIRCUMSTANCE OCCURRING ON OR ADJACENT TO ANY PROPERTY OR FACILITY OWNED OR OPERATED BY BORROWER (INCLUDING, WITHOUT

LIMITATION, THE PRESENCE ON, OR THE RELEASE FROM OR ON, ANY PROPERTY OR FACILITY OWNED OR OPERATED BY BORROWER OF ANY HAZARDOUS MATERIALS) REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT, OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAWS AT THE TIME OF EXISTENCE OF OCCURRENCE. PROMPTLY AFTER RECEIPT BY ANY INDEMNITEE OF NOTICE OF ANY CLAIM OR THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNITEE SHALL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST THE BORROWER, NOTIFY THE BORROWER IN WRITING OF THAT CLAIM OR THE COMMENCEMENT OF THAT ACTION. IF ANY SUCH CLAIM OR ACTION SHALL BE BROUGHT AGAINST ANY INDEMNITEE, AND IT SHALL NOTIFY THE BORROWER THEREOF, THE BORROWER SHALL BE ENTITLED TO PARTICIPATE THEREIN AND, TO THE EXTENT THAT ANY SUCH ENTITY SO WISHES, TO ASSUME THE DEFENSE THEREOF WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNITEE. AFTER NOTICE FROM THE BORROWER OF ITS ELECTION TO ASSUME THE DEFENSE OF SUCH CLAIM OR ACTION, THE BORROWER SHALL NOT BE LIABLE TO SUCH INDEMNITEE HEREUNDER FOR ANY LEGAL OR OTHER EXPENSE SUBSEQUENTLY INCURRED BY SUCH INDEMNITEE IN CONNECTION WITH THE DEFENSE THEREOF OTHER THAN REASONABLE COST OF INVESTIGATION. NOTWITHSTANDING THE FOREGOING, SUCH INDEMNITEE MAY THEREAFTER RETAIN ITS OWN COUNSEL, AND SHALL BE ENTITLED TO BE REIMBURSED FOR THE EXPENSE THEREOF SUBJECT TO THE PROVISIONS AND LIMITATIONS OF THIS SECTION 10.2, IF, IN SUCH INDEMNITEE'S REASONABLE GOOD FAITH JUDGMENT IT IS ADVISABLE FOR SUCH INDEMNITEE TO BE REPRESENTED BY SEPARATE COUNSEL, OR IF THE BORROWER SHALL HAVE CONSENTED IN WRITING TO SUCH REPRESENTATION. BORROWER SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH CLAIM OR ACTION AFFECTED WITHOUT ITS WRITTEN CONSENT.

                  (c) THE PROVISIONS OF THIS SECTION 10.2 SHALL REMAIN OPERATIVE AND IN FULL FORCE AND EFFECT REGARDLESS OF THE EXPIRATION OF THE TERM OF THIS LOAN AGREEMENT, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OF THE REVOLVING CREDIT LOAN, THE OCCURRENCE OF THE COMMITMENT TERMINATION DATE, THE INVALIDITY OR UNENFORCEABILITY OF ANY TERM OR PROVISION OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY INVESTIGATION MADE BY OR ON BEHALF OF BANK. ALL AMOUNTS DUE UNDER THIS SECTION
10.2 SHALL BE PAYABLE ON WRITTEN DEMAND THEREFOR.

                  10.3     NOTICES.

                  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective (a) if by hand delivery, telex, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address, telex or telecopier numbers specified below; (b) if by mail, on the day on which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or
(c) if by Federal Express or other reputable express mail service, on the next Business Day following the address; or (d) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

                  If to the Borrower:

                           Remington Oil and Gas Corporation
                           8201 Preston Road, Suite 600
                           Dallas, Texas  75225-6211
                           Attn:   James Watt, President and
                                   Chief Executive Officer
                           Telephone:  (214) 210-2650
                           Telecopier:  (214) 210-2643

                  If to Bank:

                           Comerica Bank - Texas
                           Energy Lending
                           P.O. Box 650282
                           Dallas, Texas  75265-0282
                           Attn:  Jeff Rathkamp
                           Telephone:  (214) 969-6538
                           Telecopier:  (214) 969-6561

Any telephonic or other notice received by Bank after 11:00 a.m. (Dallas, Texas time) on any day from Borrower pursuant to Section 2.1 (with respect to a Notice of Borrowing) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.03.

                  10.4     GOVERNING LAW.

                           This Loan Agreement has been prepared, is being
executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement.

                  10.5     INVALID PROVISIONS.

                           If any provision of this Loan Agreement is held to be
illegal, invalid, or unenforceable under present or future laws effective during the term of this Loan Agreement, such provision shall be fully severable and this Loan Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Loan Agreement, and the remaining provisions of this Loan Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Loan Agreement, unless such continued effectiveness of this Loan Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Loan Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Loan Agreement shall prevail.

                  10.6     INTEREST RATE.

                           Regardless of any provisions contained in this Loan
Agreement, the Note or in any of the other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note, and, if the principal balance of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Note so that the interest rate is uniform throughout such term.

                  10.7     PARTIES BOUND; ASSIGNMENT.

                           (a)      The provisions of this Loan Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except Borrower may neither assign nor otherwise transfer any of its rights or obligations under this Loan Agreement without the prior written consent of Bank.

                           (b)      Bank may at any time grant to one or more
banks or other institutions (each a "Participant") a participating interest in the Commitment or any or all of the Revolving Credit Loan. In the event of any such grant by Bank of a participating interest to a Participant, Bank shall remain responsible for the performance of its obligations hereunder, and Borrower shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Loan

Agreement. Any agreement pursuant to which Bank may grant such a participating interest shall provide that Bank shall retain the sole right and responsibility to enforce the Obligations hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Loan Agreement. An assignment or other transfer which is not permitted by subsection
(c) below shall be given effect for purposes of this Loan Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

                           (c)      Bank may at any time assign to one or more
lending institutions (each an "Assignee") all or a proportionate part of all, of its rights and obligations under this Loan Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement; provided, however, that the foregoing shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by Bank to an Affiliate of Bank. Upon execution and delivery of such Assignment and Acceptance Agreement and payment by such Assignee to Bank of an amount equal to the purchase price agreed between Bank and such Assignee, such Assignee shall be a Lender party to this Loan Agreement and shall have all the rights and obligations of the Bank with a Commitment as set forth in such Assignment and Acceptance Agreement, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Bank, and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee and Bank.

                           (d)      Bank shall maintain at its principal offices
in Dallas, Texas or at such other location as the Bank shall designate in writing to Borrower, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Assignees, the amount of each Assignees' Pro Rata Percentage and its Commitment, and the name and address of each Assignee's agent for service of process (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower and the Bank may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection and copying by Borrower during normal business hours upon reasonable prior notice to the Bank. Upon receipt of any Assignment and Acceptance Agreement, Bank shall, if such Assignment and Acceptance Agreement has been completed and fully-executed (i) accept such an Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower.

                  10.8     HEADINGS.

                           Section headings are for convenience of reference
only and shall in no way affect the interpretation of this Loan Agreement.

                  10.9     SURVIVAL.

                           All representations and warranties made by Borrower
herein shall survive delivery of the Note and the making of the Revolving Credit Loan.

                  10.10    MULTIPLE COUNTERPARTS.

                           This Loan Agreement may be executed in any number of
counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                  10.11    GOVERNMENTAL REGULATION.

                           Notwithstanding anything contained in this Loan
Agreement to the contrary, Bank shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

                  10.12    ENTIRETY AND AMENDMENTS.

                           This Loan Agreement and the other Loan Documents may
be amended only by instruments in writing executed by an authorized officer of Borrower and the Bank. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.


                              "BORROWER"

                              REMINGTON OIL AND GAS


                              By: /s/ JAMES WATT
                                 --------------------------------------------
                              Name:  James Watt
                              Title:  President and Chief Executive Officer

                                     "BANK"

                                     COMERICA BANK -- TEXAS


                                     By:     /s/ JEFFREY H. RATHKAMP
                                        -------------------------------

                                     Name:  Jeffrey H. Rathkamp
                                          -----------------------------

                                     Title: Corporate Banking Officer
                                           ----------------------------

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

                  As used herein, the following words and terms shall have the respective meanings indicated opposite each of them:

                  "Advance" shall have the meaning assigned to it in Section 2.1 hereof.

                  "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For purpose of this definition, "control" and the correlative meanings of the term such as "controlled by" and "under common control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

                  "Applicable Rate" shall mean the Contract Rate or the LIBOR-based Rate, as the case may be, that is applicable to any Revolving Credit Loan made pursuant hereto.

                  "Availability Period" shall mean the period commencing on the date hereof and terminating on the Commitment Termination Date.

                  "Average Quarterly Usage" shall mean the amount obtained, expressed as a percentage, by dividing the "Average Loan Balance" for a calendar quarter by the "Average Borrowing Base" for such calendar quarter. For purposes hereof, the "Average Loan Balance" is determined by adding the unpaid balance of the Revolving Credit Loans outstanding hereunder for each calendar day during a calendar quarter and by dividing such sum by the number of days in such calendar quarter. For purposes hereof, the "Average Borrowing Base" is determined by adding the amount of the Borrowing Base for each calendar day during a calendar quarter and by dividing such sum by the number of days in such calendar quarter.

                  "Base Rate" shall mean the variable rate of interest per annum announced or quoted from time to time by Bank as its base or prime rate for commercial loans (which rate of interest may not be the lowest rate of interest which Bank may charge to its most preferred customers) (if the prime rate for commercial loans is discontinued by Bank as a standard, the sum of the Federal Funds Effective Rate plus one percent (1.0%) shall be the Base Rate). Each change in the Base Rate shall become effective without notice to Borrower on the effective date of each change in the Base Rate as announced by Bank.

                  "Borrowing Base" shall mean such amount as Bank in good faith determines, in its sole discretion, from time to time, pursuant to Article II hereof.

                  "Business Day" shall mean any day other than (i) Saturdays or Sundays, or (ii) any day on which the Bank is authorized to close by a Governmental Authority.




                                   Exhibit A-1

                  "Capital Lease" of any Person shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of such Person prepared as of such date, in accordance with Generally Accepted Accounting Principles, together with any other lease which is in substance a financing lease, including without limitation, any lease under which
(i) such person, as the lessee, has or will have an option to purchase the property subject thereto at a nominal amount or any amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System.

                  "Code" shall mean the United State Internal Revenue Code of 1986, as amended.

                  "Collateral Document" shall have the meaning assigned to it in
Section 4.1 hereof.

                  "Commitment" shall have the meaning assigned to it in Section
2.1 hereof.

                  "Commitment Termination Date" shall mean the earlier to occur of (i) March 31, 2000, or (ii) the date Bank's commitment to fund Advances herein is terminated pursuant to Section 9.2 hereof.

                  "Contract Rate" shall mean that rate of interest per annum equal to the Base Rate plus one-half percent (0.5%); provided, however, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending December 31, 1998, is less than fifty percent (50%) and no Event of Default is existing at the end of such quarter, then the Contract Rate for the immediately succeeding fiscal quarter shall be equal to the Base Rate; provided, further, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending December 31, 1998, is equal to or greater than fifty percent (50%) but less than seventy-five percent (75%) and no Event of Default is existing at the end of such quarter, then the Contract Rate for the immediately succeeding fiscal quarter shall be equal to the Base Rate plus one-quarter percent (0.25%). The Contract Rate from the Closing Date through December 31, 1998 shall be equal to the Base Rate plus one-half percent (0.5%).

                  "Contract Rate Loans" shall mean Revolving Credit Loans bearing interest at the Contract Rate.

                  "Current Assets" of any Person shall mean, as of any date, the current assets which would be reflected on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, but excluding (i) all accounts receivable in respect of products, goods and/or services which were delivered or performed by such Person at least 90 day prior to such date and (ii) Intangible Assets.




                                   Exhibit A-2

                  "Current Liabilities" of any Person shall mean, as of any date, the current liabilities of such Person which would be reflected on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, including but not limited to, with respect to Borrower, the amount of any outstanding judgement entered against Borrower, whether or not such judgment has been stayed or bonded pending appeal, but excluding any amounts owed to Bank.

                  "Dallas Litigation" shall mean the lawsuit now pending in United States District Court, Northern District of Texas, Dallas Division, styled Remington Oil and Gas Corporation v.
Phillips Petroleum Company, Civil Action No. 3-98CV1794-D.

                  "Default Rate" shall mean on any day the lesser of (a) the Floating Base Rate in effect on such date, plus two percent (2%), or (b) the Maximum Rate.

                  "Determination Date" shall have the meaning assigned to it in
Section 2.2 (b) hereof.

                  "Environmental Complaint" shall mean any complaint, order, citation or notice issued to Borrower with regard to any alleged violation of requirements of Environmental Laws relating to air emissions, water discharges, Release, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting Borrower or the Mineral Interests.

                  "Environmental Laws" shall mean (a) CERCLA, (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.A. ss.7401 et seq., as amended by the Clean Air Act Amendments of 1990, (d) the Clean Water Act of 1977, 33 U.S.C.A. ss.1251 et seq., (e) the Toxic Substances Control Act, 15 U.S.C.A. ss.2601 et seq., (g) all other federal, state and local laws, ordinances, regulations or policies relating to pollution, health and safety, or protection of the environment including without limitation, air pollution, water pollution, noise control or the use, handling, discharge, disposal, transportation, Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time, and (h) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

                  "Environmental Liability" shall mean any claim, demand, obligation, cause of action, order, violation, damage ( including without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorney's fees and disbursements resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Environmental Lien, or otherwise arising under any Environmental Laws or resulting from any common law cause of action asserted by any Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.





                                   Exhibit A-3

                  "ERISA Affiliate" means any organization, trade or business, or other arrangement (whether or not incorporated) which is a member of a group of which Borrower is also a member and which is treated as a single employer within the meaning of Code Section 414(b), (c), (m) or (o).

                  "Event Of Default" shall have the meaning assigned to it in
Section 9.1 hereof.

                  "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Year" shall mean each twelve-month period beginning on January 1 and ending on December 31.

                  "Funded Debt" of any Person shall mean, as of any date, the sum of the following (without duplication): (i) all Indebtedness of such Person as of such date, other than Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, (iii) all Indebtedness, whether secured or unsecured, of such Person, having a final maturity (or which is renewable or extendable at the option of such Person for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person less than one year after the date of the creation thereof and notwithstanding the fact that any amount thereof is at the time included also in Current Liabilities of such Person, (iv) all Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement, (v) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations in respect of Capital Leases of such Person and
(vi) all obligations under guaranties of such Person.

                  "Generally Accepted Accounting Principles"shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower, except that any accounting principle or practice required to be changed by the said Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. All accounting and financial terms used in any of the Loan Documents and in compliance with each covenant contained in the Loan Documents which




                                   Exhibit A-4
relate to financial matters shall be determined in accordance with Generally accepted Accounting Principles, applied on a basis consistent with the financial statement of Borrower dated December 31, 1997 except to the extent that a deviation therefrom is expressly stated in such Loan Documents. Should a change in Generally Accepted Accounting Principles require change in any method of accounting, such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former method of accounting used by or on behalf of the Borrower; provided that, after any such change in accounting methods, unless and until the financial covenants contained herein have been modified to the satisfaction of Bank, the financial statements of this Loan Agreement shall be prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting, and, for the purpose of determining whether an Event of Default has occurred, Bank shall look solely to that portion of such financial statements that complies with the former method of accounting.

                  "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

                  "Hazardous Material" shall mean any substance, material, or waste which is or becomes regulated, under any federal, state, or local environmental law or ordinance, including, but not limited to Environmental Laws, as hazardous to public health or safety or to the environment, including, but not limited to, (a) any substance or material designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C.A. ss.1251 et seq. (33 U.S.C. ss.1321) or listed pursuant to Section 307 of the Clean Water Act, as amended, (33 U.S.C. ss.1317), (b) any substance or material defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq. (42 U.S.C. ss.9601, or (d) petroleum products and petroleum waste materials.

                  "Indebtedness" with respect to any Person shall mean, at any date, all liabilities and contingent liabilities which would be reflected on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, including without limitation: (i) all obligations of such Person for Funded Debt; (ii) all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not any such obligations represent obligations for borrowed money; (iii) all indebtedness secured by any Lien existing on property owned or acquired by such Person subject to any such Lien, whether or not the obligations secured thereby shall have been assumed; and (iv) indebtedness of any joint venture, partnership or other Person for which such Person is directly or indirectly liable.

                  "Interest Option" shall mean the option, exercisable from time to time by Borrower, to designate portions of the unpaid principal balance of Revolving Loans as Contract Rate Loans or LIBOR Rate Loans.

                  "Interest Period" shall mean a period of ninety (90) days or one hundred eighty (180) days, commencing on the day an Advance is made as a LIBOR Rate Loan or on the




                                   Exhibit A-5
effective date of an election of the LIBOR-based Rate hereunder, as applicable, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that (i) if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month and (iii) an Interest Period must end on a date on or before the Maturity Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Leases" shall have the meaning assigned to it in Section 6.12 hereof.

                  "Letter of Credit" means any letter of credit issued by Lender on behalf of Borrower and any renewal or extension thereof.

                  "Letter of Credit Exposure" means, at any time, the aggregate undrawn maximum face amount of all Letters of Credit outstanding at such time.

                  "LIBOR-based Rate" shall mean, with respect to any LIBOR Rate Loan outstanding hereunder for an applicable Interest Period, a per annum interest rate (calculated on the basis of actual days elapsed in a year of 360 days) which is equal to the sum of the LIBOR Margin, plus the quotient of:

                  (a)      the LIBOR Rate;

                           divided by

                  (b) an amount equal to one (1.00) minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified at any time during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirements with respect to eurodollar funding (currently referred to as "eurocurrency liabilities") in Regulation D of such Board maintained by a member bank of such System; all as conclusively determined by Bank.

                  "LIBOR Margin" shall mean two and three-quarters percent (2.75%); provided, however, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending December 31, 1998, is less than fifty percent (50%) and no Event of Default is existing at the end of such quarter, then the LIBOR Margin for any Interest Period commencing during the immediately succeeding fiscal quarter shall be two and one-quarter percent (2.25%); provided, further, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending December 31, 1998, is equal to or greater than fifty percent (50%) but less than seventy-five percent (75%) and no Event of Default is existing at the end of such quarter, then the LIBOR Margin for any Interest Period commencing during the immediately succeeding fiscal quarter shall be two and one-half




                                   Exhibit A-6
percent (2.50%). The LIBOR Margin from the Closing Date through December 31, 1998 shall be two and three-quarter percent (2.75%).

                  "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the relevant Interest Period for such Advance, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 10:00 a.m. (Dallas, Texas time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the "LIBOR Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by Bank and Borrower, or, in the absence of such agreement, the "LIBOR Rate" shall, instead, be the per annum rate equal to the average of the rate at which Bank is offered Dollar deposits at or about 10:00 a.m. (Dallas, Texas time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective LIBOR Rate Loan which is to bear interest at such LIBOR-based Rate and for a period equal to the relevant Interest Period. Determination of the LIBOR Rate shall be made by Bank in its discretion and shall be binding and conclusive on the Borrower in the absence of manifest error.

                  "LIBOR Rate Loans" shall mean Revolving Credit Loans bearing interest at the LIBOR-based Rate.

                  "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

                  "Loan Agreement" shall mean Amended and Related Secured Revolving Credit Loan Agreement, of which this Exhibit A forms a part, together with all amendments and modifications thereof and supplements and attachments thereto.

                  "Loan Documents" shall mean this Loan Agreement, the Note (including any renewals, extension and refundings thereof), the Collateral Documents, and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement or any of the other Loan Documents.

                  "Margin Stock" shall have the meaning from time to time ascribed thereto in Regulation U.

                  "Material Adverse Effect" means any circumstances or events which (i) could have any adverse effect whatsoever upon the validity, performance or enforceability of any Loan Documents, (ii) is or might be material and adverse to the financial condition or business operations of Borrower, (iii) could impair the ability of Borrower to fulfill its obligations under



                                   Exhibit A-7
the Loan Documents, or (iv) causes an Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default.

                  "Maximum Rate" shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Bank hereby notifies and discloses to Borrower that the "applicable rate ceiling" shall be the "weekly rate" referred to in Chapter 303 of the Texas Finance Code as from time to time in effect. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect, and further subject to any right Bank may have subsequently, under applicable law, to change the method of determining the Maximum Rate. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Agreement or the Revolving Credit Loans.

                  "Merger" shall mean the merger of S-Sixteen Holding Company into Borrower on the terms described in Note 2 to Financial Statements contained in Borrower's Form 10-Q filed with the Securities and Exchange Commission with respect to Borrower's fiscal quarter ending June 30, 1998.

                  "Mineral Interests" shall mean all present and future rights, titles and interests that Borrower may now have or hereafter acquire in and to all (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, net profit interests and mineral fee interests;
(ii) present and future unitization, communication and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which now or hereafter include all or any part of the foregoing; and (iii) lands now or hereafter subject to any of the foregoing.

                  "Mortgaged Properties" shall have the meaning assigned to it in Section 4.1 hereof.

                  "Multiemployer Plan" means a multiemployer plan as defined in ERISA Section 4001(a)(3) or Code Section 414 to which Borrower or any ERISA Affiliate contributes, has contributed since September 2, 1974 or is required to contribute.

                  "Note" shall have the meaning assigned to it in Section 3.1 hereof.

                  "Notice of Borrowing" shall mean the form of Notice of Borrowing attached hereto as Exhibit 2.3.

                  "Obligations" shall mean all present and future indebtedness, obligations, and liabilities of Borrower to Bank, and all renewals and extensions thereof, or any part thereof,



                                   Exhibit A-8
arising pursuant to this Loan Agreement or represented by the Note, and all interest accruing thereon, and attorneys fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower to Bank evidenced or arising pursuant to any of the other Loan Documents (including, without limitation, all Letter of Credit Exposure), and all renewals and extensions thereof, or any part thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Pension Plan" means an employee pension benefit plan as defined in ERISA Section 3(2) (including a Multiemployer Plan), which is subject to the funding requirements under ERISA section 302 or Code Section 412, in whole or in part, and which is maintained or contributed to by Borrower or any ERISA Affiliate for employees of Borrower or any ERISA Affiliate.

                  'Permitted Liens" shall mean: (i) Liens granted to Bank; (ii) Liens described on Exhibit "B" attached hereto; (iii) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs; (iv) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due: (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (vi) good faith deposits in connection with tenders, leases, real estate bids or contracts involving the borrowing of money),pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of real property for the uses intended, and none of which is violated by existing or proposed structures or land use.

                  "Person" shall mean an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, sovereign government or agency, instrumentally, or political subdivision thereof, or any similar entity or organization.

                  "Phillips Litigation" shall mean the lawsuit now pending in Orleans Parish, Louisiana styled Phillips Petroleum Company v. OKC Limited Partnership (Case No. 91-13779).

                  "Plan" means an employee benefit plan as defined in ERISA
section 3(3) maintained or contributed to by Borrower or any ERISA Affiliate for employee of Borrower or any ERISA Affiliate.




                                   Exhibit A-9

                  "Prohibited Transaction" means a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

                  "Purchasers" shall have the meaning assigned to it in Section
4.2 hereof.

                  "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said board to replace the prior Regulation U and having substantially the same function.

                  "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment or into or out of any property, including the movement of any Hazardous Material or any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, or any constituent of any such substance or waste, including, but not limited to these terms as defined in Environmental Laws, through or in the air, soil, surface water, groundwater, or any property.

                  "Reportable Event" means (i) any of the event set forth in ERISA Sections 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) or the regulations thereunder, (ii) an event requiring the Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (iii) an event described in Code Section 412(n).

                  "Revolving Credit Loan" shall have the meaning assigned to it in Section 2.1 hereof.

                  "Simplot Affiliate" means J.R. Simplot or any Affiliate of J.R. Simplot.

                  "Subordinated Indebtedness" shall mean Borrower's 8 1/4% Convertible Subordinated Notes Due 2002, issued in December 1992.

                  "Subsidiary" shall mean any corporation more than 50% the Voting Shares of which is at the time owned by Borrower directly or indirectly through Subsidiaries.

                  "Tangible Net Worth" shall mean, as of any date, the total stockholder's equity (including deductions for treasury stock) which would appear on Borrower's balance sheet prepared as of such date in accordance with Generally Accepted Accounting Principles, plus the principal amount of the Subordinated Indebtedness as of such date, less the aggregate book value of Intangible Assets shown on Borrower's balance sheet prepared as of such date.




                                  Exhibit A-10

                  "Termination Event" means (a) a Reportable Event or (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan under ERISA Section 4041(a), or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(e), or (c) the institution of proceedings to terminate a Pension Plan Under ERISA section 4042, or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

                  "Tranche" shall mean the collective reference to LIBOR Rate Loans the then current Interest Period with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Rate Loans shall originally have been made on the same day); Tranches may be referred to as "LIBOR Tranches".

                  "Transferee" shall mean a Participant or an Assignee as such terms are defined in Section 10.7.

                  "Type" shall mean a loan made as a Contract Rate Loan or a loan made as a LIBOR Rate Loan.

                  "Unfunded Benefit Liabilities" means with respect to any Pension Plan at any time, the amount of unfunded benefit liabilities as determined under ERISA Section 4001(a) (18).

                  "Voting Shares" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of themembers of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.





                                  Exhibit A-11

                                    EXHIBIT B

                                 PERMITTED LIENS

1. Operators liens which arise as a matter of contract pertaining to Borrower's Mineral Interests to the extent such liens: (i) secure obligations that are not now past due and (ii) are evidenced by documents recorded in the parish or county records where such mineral interests are located or by documents that have been provided by Borrower to Bank.

2.       None others





                                   Exhibit B-1

                                   EXHIBIT 2.3

                           FORM OF NOTICE OF BORROWING

         Remington Oil and Gas Corporation, a Delaware corporation (the "Borrower") hereby requests an advance on the date, and in the amount, and to be funded as follows:

         1.       Amount of Advance:        $___________________

         2.       Date of Advance:          ____________________, 19_____

         3.       Type of Advance
                  (a)  Contract Rate Loan            _________
                  (b)  LIBOR Rate Loan               _________
                  (c) If Libor, Interest Period of _____ 90 or _____ 180 days, commencing _________________


         4.       Funding Instruction:

         5. Average Quarterly Usage for the prior fiscal quarter ending ___________, 19__: __%

pursuant to that certain Amended and Restated Secured Revolving Credit Loan Agreement (as the same may be amended and supplemented), by and between Borrower and Comerica Bank- Texas dated September 30, 1998. The undersigned certifies that she/he is the ___________ _______________________ of Borrower, and that as such she/he is authorized to execute this Notice of Borrowing on behalf of Borrower. The undersigned further certifies, represents and warrants on behalf of Borrower:

         (i) That the representations and warranties set forth in Article VI of the Loan Agreement are true and correct on the date hereof, with the same force and effect as if made on and as of the date hereof;

         (ii) That no "Event of Default") (as such term is defined in the Loan Agreement), or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on the date hereof; and

         (iii) That the Borrower is entitled to receive the requested Advance under the terms and conditions of the Loan Agreement.




                                  Exhibit 2.3-1

Schedule 1 is attached to this Notice of Borrowing for the purpose of showing the availability of credit under the Loan Agreement. Each amount thereon is correctly stated.

                                       REMINGTON OIL AND GAS CORPORATION

                                       By:
                                          ----------------------------------

                                       Title:
                                             ------------------------------




                                  Exhibit 2.3-2

                                                                     EXHIBIT 3.1

                           FIFTH RENEWAL AND EXTENSION
                              REVOLVING CREDIT NOTE


$50,000,000.00                    Dallas, Texas              September 30, 1998


         FOR VALUE RECEIVED, the undersigned, REMINGTON OIL AND GAS CORPORATION, formerly known as Box Energy Corporation, a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of COMERICA BANK-TEXAS (the "Payee"), on or before March 31, 2000, the lesser of (i) the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000), or (ii) the aggregate unpaid principal amount of the Revolving Credit Loan made by Payee to Maker pursuant to the Loan Agreement (hereafter defined), together with interest on the unpaid principal balance from the date of the initial advance under the Loan Agreement until maturity at the varying rates per annum and on the dates, as determined in accordance with the provisions of Section 3.3 of the Loan Agreement. Payments of both principal and interest herein shall be made to Payee at its principal office in Dallas, Texas, in lawful money of the United States of America and in immediately available funds.

         This Fifth Renewal and Extension Revolving Credit Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in that certain Amended and Restated Secured Revolving Credit Loan Agreement (as the same may be amended, modified or restated from time to time, the "Loan Agreement") by and between Maker and Payee, dated as of the date hereof and is the "Note" referred to therein. This Note is secured by certain Collateral Documents covering certain Mineral Interests of Borrower. Reference is hereby made to the Loan Agreement for: (i) a statement of the rights and obligations of Maker; (ii) a statement of the events upon which the maturity of this Note may be accelerated; and (iii) the rights of Payee upon the occurrence of an Event of Default.

         Capitalized terms not otherwise defined herein shall have the meaning respectively assigned to them in the Loan Agreement, unless the context hereof otherwise requires or provides.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorneys' fees.

         Maker and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         Any provision herein, or in the Loan Agreement, or any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, neither Payee nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee or any holder hereof shall have collected or be paid, as interest, a sum greater than the Maximum Rate. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicates a different right given to Payee or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement and all other instruments securing the payment of this Note shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Payee or any holder hereof ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee or any holder hereof shall, to the maximum extent permitted by applicable law (a) characterize any non-principal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence hereof exceeds the Maximum Rate, Payee or any holder hereof shall refund to the Maker the amount of such excess or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by the Payee or any holder hereof under this Note at the time in question. To the extent federal law permits Payee to contract for, charge or receive a greater amount of interest, Payee will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         This Note has been prepared, is being executed and delivered, and is to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Note.

         All Advances made by Payee to Maker pursuant to the Loan Agreement and all payments of the principal thereof shall be noted by Payee on the schedule attached hereto, or on a continuation of such schedule attached hereto; provided, however, that the failure of Payee to make any such notation shall not limit or otherwise affect the obligations of Maker hereunder or under the Loan Agreement.

         This Note is given in renewal, extension and increase of, but not in extinguishment of, that certain Fourth Renewal and Extension Revolving Credit
Note in the original principal amount of $25,000,000.00 dated as of June 1, 1998 from Borrower to Payee (the "Prior Note"). The execution of this Note is not intended to and shall not cause or result in a novation with regard to the indebtedness evidenced by the Prior Note.


                                        "MAKER"



                                        REMINGTON OIL AND GAS
                                        CORPORATION

                                        By:  /s/ JAMES WATT
                                            -----------------------
                                            Name:   James Watt
                                            Title:  President

EXHIBIT 3.1

REMINGTON OIL AND GAS CORPORATION

REVOLVING CREDIT NOTE

SEPTEMBER 30, 1998

SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------

                                      Amount of
                                      Principal         Unpaid
                      Amount of        Paid or         Principal      Notation
             Date      Advance         Prepaid          Balance        Made By
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------


                                  Exhibit 3.1-1